I.C. ISAACS & COMPANY, INC.

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INVESTOR RIGHTS AGREEMENT

MAY 9TH, 2008

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I.C. ISAACS & COMPANY, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of May 9, 2008 by and between I.C. Isaacs & Company, Inc., a Delaware corporation (the “Company”), and the entities and persons listed on the Schedule of Investors attached hereto as Exhibit A (collectively the “Investors” and each individually an “Investor”).

RECITALS

WHEREAS, the Company and the Investors (or Affiliates thereof) are parties to the Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Company has agreed to issue, and the Investors have agreed to buy, shares of the Company’s Common Stock, on the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, the Purchase Agreement requires, as a condition to closing the issuance and sale of the shares of Common Stock, that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investors hereby agree as follows:

SECTION 1

1.1  Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Investor, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, and shall include, without limitation, any partner, officer, director, or member of such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise.

“Board of Directors” shall mean (except where the context clearly indicates otherwise) the board of directors of the Company after the reconstitution thereof in accordance with Section 5.1 hereof.

“Commission” shall mean the Securities and Exchange Commission or any other U. S. federal agency at the time administering the Securities Act.

“Common Stock” shall mean shares of the Company’s Common Stock, $0.0001 par value per share.

“Company” has the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder or Holders” shall mean each of the Investors listed on Exhibit A and their transferees as permitted by Section 3.10 holding Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 3.7(c).

“Indemnifying Party” has the meaning set forth in Section 3.7(c).

“Initiating Holders” shall mean (i) any Investor or Investors who hold Registrable Securities or (ii) any Holder or Holders who in the aggregate hold at least ten percent (10%) of the Registrable Securities.

“Investors” has the meaning set forth in the preamble.

“Person” shall mean an individual, corporation, limited liability company, trust, general partnership or other entity.

“Preemptive Right” has the meaning set forth in Section 2.1(a).

“Preemptive Notice” has the meaning set forth in Section 2.1(a).

“Registrable Securities” shall mean (a) the Shares, (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, and (c) shares of Common Stock issued or issuable pursuant to the conversion of New Securities (as defined in Section 3.1(a) hereof) acquired by the Investor under Section 3.1 hereof, excluding in all cases, however, any Registrable Securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all reasonable expenses, except as otherwise stated below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company (and reasonable fees and disbursements of one special counsel for Holders), accounting fees, blue sky fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” shall mean the shares of the Company’s Common Stock held by the Investors at the date hereof, whether pursuant to the Purchase Agreement or otherwise, or which are hereafter transferred from one Investor to another, or which are transferred to other Holders pursuant to Section 3.10.

“Wurzburg” shall mean Wurzburg Holding S.A., one of the Investors.

1.2 Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been distributed in accordance with an effective Registration Statement and which has not been distributed by a Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period. Securities shall cease to be Registrable Securities at such time as they are tradeable by the then holder without restriction as to volume pursuant to Rule 144.

SECTION 2

Preemptive Rights
2.1 Preemptive Rights

The Company shall not, and it shall not permit any of its subsidiaries to, issue or sell any New Securities (as defined in Section 2.1(a)), unless prior to the issuance or sale of such New Securities, each Investor shall have been given the opportunity (such opportunity being herein referred to as the “Preemptive Right”) to purchase such Investor’s pro rata portion (as described in this paragraph) of New Securities that the Company or any of its subsidiaries may, from time to time, propose to sell and issue. An Investor’s pro rata portion, for purposes of this Preemptive Right, is equal to the product of the aggregate number of New Securities the Company (or its subsidiary) proposes to sell and issue multiplied by the quotient of (x) the number of shares of Common Stock owned by such Investor, divided by (y) the total number of shares of Common Stock outstanding. Each Investor shall have the right to assign, in whole or in part, its Preemptive Right to purchase its pro rata share of such New Securities to any one or more of its Affiliates. The Preemptive Right shall be subject to the following provisions:

(a) “New Securities” shall mean any common stock of the Company (or any subsidiary, as applicable), whether now authorized or not, and any rights, options or warrants to purchase said common stock of the Company (or its subsidiary, as applicable), and securities of any type whatsoever that are, or may become, convertible into common stock of the Company (or its subsidiary, as applicable); provided, however, that New Securities does not include (i) securities issued pursuant to the acquisition of another corporation or entity by the Company (or its subsidiary, as applicable) by merger, purchase of substantially all of the assets or other reorganization, in each case as approved by the Board of Directors; (ii) up to 10% of the shares of Common Stock outstanding at closing issued or issuable to officers, directors, consultants or employees of the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors; (iii) securities issued upon the conversion or exercise of convertible or exercisable securities provided that such convertible or exercisable securities were offered to the Investors under this Section 2.1 (or that such Investors waived their Preemptive Right with respect to such convertible or exercisable securities) or were outstanding on the date of this Agreement; (iv) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors; (v) securities issued in connection with any stock split, reverse stock split, stock combination, stock dividend, recapitalization or similar event by the Company (or its subsidiary, as applicable); (vi) securities issued in connection with any reorganization, reclassification, exchange, substitution or other similar adjustment approved by the Board of Directors; (vii) securities issued as a dividend or distribution on the Common Stock if such dividend or distribution is distributed to the holders of Common Stock ratably based on the number of shares of Common Stock held by all shareholders of the Company on the record date for such dividend or distribution; or (viii) securities issued by a wholly-owned subsidiary to the Company or to another wholly-owned subsidiary of the Company.

(b) In the event that the Company (or any subsidiary, as applicable) proposes to issue New Securities, it shall give each Investor at least thirty (30) days prior written notice (the “Preemptive Notice”) of its intention, describing the type of New Securities, the price, and the general terms upon which the Company (or its subsidiary, as applicable) proposes to issue the same, the total amount of capital to be raised, the name and address of the bona fide purchaser to which the Company (or such subsidiary) proposes to issue or sell New Securities and the number of such New Securities which such Investor is entitled to purchase (determined as provided in the first paragraph of this Section 2.1). Each Investor shall have twenty (20) days from the date of mailing of any such notice to agree to purchase up to its full pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company; provided, that if (i) the consideration specified in the Preemptive Notice to be paid for the New Securities is not all cash, or (ii) any property other than New Securities is proposed to be transferred in connection with the issuance of New Securities to which the Preemptive Notice relates, then the price payable by an Investor shall be the consideration specified in the Preemptive Notice or (at the election of the Investor) (A) a cash amount equal to the fair market value thereof in the case of clause (i) and (B) a cash amount equal to the fair market value of the consideration allocable to the New Securities to be purchased by such Investor in the case of clause (ii). Subject to Section 2.1(e), in the event any determination of fair market value is required pursuant to this Section 2.1, such determination shall be made in good faith by the Board of Directors following (if the property is not publicly traded securities) receipt (at the Company’s expense) of a valuation from an independent appraiser with appropriate industry experience. At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held (assuming conversion, exercise or exchange of all outstanding securities convertible into or exercisable or exchangeable for Common Stock) by such Fully Exercising Investor bears to the Common Stock issued and held (assuming conversion, exercise or exchange of all outstanding securities convertible into or exercisable or exchangeable for Common Stock) by all Fully Exercising Investors who wish to purchase such unsubscribed shares.

(c) If all New Securities referred to in the Preemptive Notice are not elected to be purchased or acquired as provided in Section 2.1(b), the Company may, during the sixty (60) day period following the expiration of the periods provided in Section 2.1(b), offer and sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the execution of such agreement) the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Notice. If the Company does not sell such New Securities within such 60-day period (or such 30-day period after execution of such agreement, as applicable), the right provided under this Section 2.1 shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 2.1.

(d) Any Investor’s failure to exercise this Preemptive Right on any issuance of New Securities shall not adversely affect such Investor’s Preemptive Right to purchase subsequent issuances of New Securities.

(e) If the consideration received by the Company (or its subsidiary, as applicable) in exchange for the New Securities is other securities, its value will be deemed its fair market value as determined as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing with the exercising Investors;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing with the exercising Investors; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

SECTION 3

Registration Rights

3.1 Demand Registration

(a) Demand for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to an offering for an anticipated aggregate offering price of not less than $2,000,000 (before underwriting discounts and other selling expenses), the Company will:

(i) promptly (and in no event later than ten (10) days after the date such request is received) give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable (and in any event within sixty (60) days after the date that the Company receives such written request from the Initiating Holders), effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1(a):

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) During the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(C) After the Company has effected an aggregate of two (2) registrations pursuant to this Section 3.1(a) or 3.3(a), provided that (i) such registrations have been declared or ordered effective and (ii) the offerings thereunder are not interfered with by any stop order, injunction, order or requirement of the Commission or other agency or court of competent jurisdiction; or

(D) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would (i) be materially detrimental to the Company or its stockholders, (ii) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, or (iii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, if a registration statement were to be filed in the near future, then the Company’s obligation to register, qualify or comply under this Section 3 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that in such event, (i) the Initiating Holders shall be entitled to withdraw such request and retain its rights under this Section 3.1(a) and (ii) the Company shall not utilize this right more than once in any twelve (12) month period.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b) Underwriting. In the event that a registration pursuant to Section 3.1(a) is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders pursuant to Section 4.1(a), and the Company shall in turn advise all other Holders as part of the notice given pursuant to Section 4.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 4.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the majority in interest of the Initiating Holders, but subject to the reasonable approval of the Company. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, and the number of shares that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement.

If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

3.2 Company Registration

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders or a combination thereof, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a corporate reorganization or other transaction covered by Commission Rule 145, the Company will:

(i) promptly (and in no event later than twenty (20) days prior to the filing of any registration statement) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within twenty (20) days after receipt of such written notice from the Company.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of the Holders. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company. The Company shall so advise all Holders and the number of shares that may be included in the registration and underwriting by all Holders requesting inclusion of their Registrable Securities or other Company securities, as applicable, shall be allocated among them, as nearly as practicable, first, to the Company solely with respect to shares proposed to be sold for the Company’s account, and second, among the Holders in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything contained herein to the contrary, in connection with any offering involving an underwriting of the Company’s securities the Company shall not be required to include any of the Registrable Securities in such an underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. A registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provision, fewer than seventy percent (70%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The Company will give written notice of such determination to each Holder that has elected to include Registrable Securities in such registration and will be relieved of its obligation to register any Registrable Securities in connection with such registration statement. The expenses of such terminated or withdrawn Registration will be borne by the Company.

3.3 Registration on Form S-3

(a) Request for Registration. If any Holder or Holders request that the Company file a registration statement on Form S-3 under the Securities Act (or any successor short-form registration statement similar to Form S-3) for a public offering of shares of the Registrable Securities held by such Holder or Holders the reasonably anticipated aggregate price to the public of which would exceed $1,000,000 (before underwriting discounts and other selling expenses), and the Company is a registrant entitled to use Form S-3 (or any successor short-form registration statement similar to Form S-3) to register the Registrable Securities for such an offering, the Company shall cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 3.3(a) in any twelve (12) month period, provided that (i) such registrations have been declared or ordered effective and (ii) the offering is not interfered with by any stop order, injunction, order or requirement of the Commission or other agency or court of competent jurisdiction. The substantive provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3(a). Any request for registration under this Section 3.3(a) will not be considered a demand registration request pursuant to Section 3.1(a) except if such request for registration under this Section 3.3(a) relates to an underwritten offering.

(b) Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to Section 3.3(a) in any of the circumstances specified in clauses (A), (B), (C) or (D) of the proviso to Section 3.1(a).

3.4 Limitations on Subsequent Registration Rights

From and after the date hereof, the Company will not, without the prior written consent of holders of a majority of the voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 3.1, 3.2 or 3.3 hereof, or grants any holder or prospective holder rights which are analogous to those granted under Sections 3.1, 3.2 or 3.3 unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Registrable Securities which are included.

3.5 Expenses of Registration

(a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Section 3.1, Section 3.2 and Section 3.3.

(b) Selling Expenses. All Selling Expenses shall be borne by the Holders pro rata on the basis of the number of shares so registered.

3.6  Registration Procedures

In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

(a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

(b) as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective until the earlier of (i) one year or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such one-year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the managing underwriter; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(c) furnish to each of the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(e) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already qualified to do business or is subject to service of process in such jurisdiction, and except as may be required by the Securities Act;

(f) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder covered by such registration statement (i) when any prospectus or any prospectus supplement has been filed with the Commission, and, with respect to such registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to such registration statement or related prospectus, or for additional information, (iii) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall use commercially reasonable efforts to obtain the withdrawal of any such order as soon as practicable), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any such suspension as soon as practicable), (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (vi) of the Company’s determination that the filing of a post-effective amendment to such registration statement shall be necessary or appropriate;

(h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed, or, if no Company securities are so listed, the Company will cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange or national automated quotation system or the OTC Bulletin Board, as determined by the Board of Directors in its sole discretion;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities being registered to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission and state authorities, and shall not file any document in a form to which such counsel reasonably objects; and

(k) cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants shall, at the request of the Company, enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

3.7 Indemnification

(a) By Company. The Company will indemnify each Holder, each of its officers, directors, partners, legal and financial advisors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Investor and its officers, directors, partners, legal and financial advisors, and each person controlling such Investor within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal and financial advisors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Investor, each of its officers, directors and partners and each person controlling such Investor, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information regarding a Holder furnished to the Company by such Holder, controlling person, underwriter or Investor and stated to be specifically for use therein. If the Holders and Investors are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 3.7(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Investors.

(b) By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, each of its officers, legal and financial advisors, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors, legal and financial advisors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal and financial advisors, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information regarding a Holder furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 3.7(b) shall be several, not joint and several, among the Holders, and shall be limited in an amount equal to the net proceeds received by such Holder of the shares sold by such Holder in such registration.

(c) Procedures. Each party entitled to indemnification under this Section 3.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. Notwithstanding the foregoing, the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses as determined by the Indemnified Party in its reasonable discretion, in which case, the reasonable fees and expenses of counsel retained by the Indemnified Party to defend against such matters shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and will survive the transfer of securities.

(d) Contribution. If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the liability of each Holder under this Section 3.7(d) shall be limited in an amount equal to the net proceeds received by such Holder of the shares sold by such Holder in such registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Controlling Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 3.7, the provisions in the underwriting agreement shall control.

3.8 Information by Holder

The Holder or Holders included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

3.9  Rule 144 Reporting and Form S-3

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and certain other rules and regulations of the Commission which may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Holder forthwith upon request a written statement by the Company: (i) as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public); (ii) as to its compliance with the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (iii) as to its compliance with the requirements for qualification as a registrant whose securities may be offered and sold pursuant to Form S-3 (at any time after it so qualifies); (iv) a copy of the most recent annual or quarterly report of the Company; or (v) such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

3.10 Transfer of Registration Rights

The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be transferred or assigned by a Holder of Registrable Securities provided that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws and (b) such transferee or assignee (i) will, as a result of such transfer or assignment, beneficially own at least 5% (except that for purposes of a transfer or registration rights under Section 3.2 only, such number shall be 3%) of the outstanding shares of Common Stock, (ii) in the case of a transfer or assignment by Olivier Bachellerie or Rene Faltz, will hold a number of shares of Common Stock equal to at least 30% of the shares purchased by such Investor under the Purchase Agreement, or (iii) is a current or retired partner, member or holder of greater than ten percent (10%) of the voting securities of the transferring or assigning Holder or is an Affiliate, or an immediate family member or trust for the benefit of immediate family members, of such Holder. No transfer or assignment will divest a Holder of such rights and powers unless all Registrable Securities owned by such Holder are transferred or assigned.

SECTION 4

Legends

4.1 Legends

Each Investor understands that the share certificates evidencing any Registrable Securities purchased pursuant to the Purchase Agreement shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

Board Representation; Approval Rights

5.1 Board Members

(a) Prior to the consummation of the transactions contemplated by the Purchase Agreement, the Company’s Board of Directors consists of 7 members, and Wurzburg or its Affiliates has designated three (3) of such members (Francis Girbaud, Olivier Bachellerie and Rene Faltz, or the “Existing Designees”). The Company, by action of said 7-member Board of Directors shall, as soon as practicable following the consummation of the transactions contemplated by the Purchase Agreement and having been advised by Wurzburg or its Affiliates of the three additional individuals that Wurzburg or its Affiliates wish to designate as directors, (to the extent permitted under applicable law), (i) increase the number of directors constituting the Company’s entire Board of Directors to nine (9) members, (ii) request and accept the resignation of one current director who is not an Existing Designee, and (iii) fill the three vacancies so created with three (3) additional individuals which shall have been designated by Wurzburg or its Affiliates (together with the Existing Designees, the “Wurzburg Designees”). Thereafter the number of directors constituting the entire Board of Directors shall remain nine (9) and Wurzburg or its affiliates shall be entitled to designate 6 individuals to be elected to the Company’s Board of Directors at each annual meeting of the stockholders of the Company or at any special meeting at which directors are elected; provided that if the Investors hereafter hold, in the aggregate, less than 60% of the issued and outstanding Common Stock, then the number of Wurzburg Designees shall be reduced to that number of directors which is equal to the same percentage of nine directors that the shares of Common Stock then owned, in the aggregate, by the Investors bears to the total outstanding shares of Common Stock If the preceding computation results in a number which is not a whole number, the number of Wurzburg Designees shall be rounded down to the nearest whole number but with one-half and above to be rounded upward to the nearest whole number.

(b) The Company hereby agrees to take all actions which are reasonably necessary or desirable, and to otherwise use its best efforts to give effect to Wurzburg’s rights under Section 5.1(a) above.

(c) Without limiting anything contained in Section 5.1(b), at each annual meeting of the stockholders of the Company (or at any special meeting) at which directors are to be elected, Wurzburg or its Affiliates shall submit to the Company the names of a sufficient number of proposed Wurzburg Designees to fill all of the directorships belonging to Wurzburg Designees. The Board of Directors shall use its best efforts to ensure that all such Wurzburg Designees are elected to the Board of Directors. If Wurzburg or its Affiliates fail to designate a sufficient number of directors to fill all directorships which they are entitled to designate, then the Company shall use it best efforts to ensure that any directorship not so filled shall remain vacant until such time as Wurzburg or its Affiliates designate a person to fill such directorship.

(d) The Company shall use it best efforts to ensure that no Wurzburg Designee is removed without cause without the affirmative vote of the holders of a majority of shares of Common Stock held by the Investors, given either at a special meeting of stockholders duly called for that purpose or pursuant to a written consent of such stockholders. In furtherance of the foregoing, in case any stockholder of the Company proposes to remove any Wurzburg Designee without cause, the Board of Directors shall recommend to the other stockholders that they vote against any such removal. Any vacancy to be filled by the Board of Directors (pursuant to Delaware law) in any directorship intended for a Wurzburg Designee shall be filled only by a Wurzburg Designee.

(e) The Company agrees to use its best efforts to obtain no later than the date on which the size of the board is increased to 9 members pursuant to Section 5.1(a) the resignation of one current director who is not a Wurzburg Designee in order to create a sufficient number of vacant directorships to allow the 3 new Wurzburg Designees to be appointed to the Board of Directors, and to ensure that any such vacancy created by such resignation shall be filled only by a Wurzburg Designee as provided in this Section 5.1; provided, that if the Company is unable to obtain such resignation pursuant hereto, then the Company shall take all actions reasonably necessary or desirable, and otherwise use its best efforts, to cause the removal of such non-Wurzburg Designee by written consent of a majority of the shares then entitled to vote).

(f) For the purposes of this Section 5.1, for any matter that requires the vote of the Company’s stockholders, the term “best efforts” shall include, without limitation, (x) making a recommendation to the Company’s stockholders that they approve or reject (as applicable) the relevant matters referred to in the respective paragraphs of this Section 5.1 and (y) (except in the case of the proviso to Section 5.1(e)) soliciting proxies from such stockholders in favor of or against (as applicable) such matters.

5.2 Approval Rights

At any time between the date of this Agreement and the date on which all six (6) Wurzburg Designees have been elected to, and are serving on, the Board of Directors, as reconstituted pursuant to Section 5.1(a), no action proposed to be taken by the Company that requires the approval of the Board of Directors (or a committee thereof) shall be taken by the Company without the unanimous approval of the Existing Designees.

5.3 Committees

The Board of Directors will not establish any committee authorized to exercise the power of the Board of Directors unless the Wurzburg Designees (or their nominees) are granted representation on such committee consistent with the proportion of the total number of Wurzburg Designees to the total number of members of the entire Board of Directors; provided, however, that the Investors shall waive such right to proportional representation if they receive an opinion in form and substance reasonably acceptable to the Investors from counsel reasonably acceptable to the Investors that such proportionate representation violates a law or regulation then applicable to the Company or its directors in their capacity as such.

5.4 Indemnification

The Company will indemnify members of the Board of Directors to the fullest extent permitted by applicable law.

SECTION 6

Miscellaneous

6.1 Governing Law

This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the New York state courts (or, if there is exclusive federal jurisdiction, the United States District Courts of the Southern District of New York) and the Company consents to the personal and exclusive jurisdiction and venue of these courts.

6.2 Entire Agreement; Amendment

This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Investors (or as to Section 3, the Holders) or transferees of such Investors holding more than a majority of the Registrable Securities then outstanding; provided, however, that if such amendment or waiver adversely and disproportionately affects a party as compared to another party, increases a benefit of a party without providing substantially the same benefit on substantially the same terms to another party, or increases the obligations of a party, then the consent of such affected party shall be required.

6.3 Survival

The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.4 Successors and Assigns

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price and the delivery of any notices required to be given hereunder.

6.5 Aggregation

For the purposes of determining the number of shares of Registrable Securities held by a Holder or a transferee or assignee, the holdings of transferees and assignees of a partnership, limited liability company or corporation, as applicable, who are Affiliates, partners or members or retired partners or retired members of such partnership, limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or corporation, as applicable, shall be aggregated together and with the holdings of the partnership, limited liability company or corporation, as applicable.

6.6 Notices, etc.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or overnight courier addressed or by facsimile or electronic mail: (a) if to an Investor (or its transferee), at the address of such Investor (or its transferee) set forth on the books of the Company or the facsimile number of such Investor set forth on the signature page hereto, or at the address or facsimile number, as applicable, designated by such Investor (or its transferee) in a notice delivered to each party hereto in accordance with the terms hereof upon not less than ten (10) days notice in writing; or (b) if to the Company, at the address of its principal office and addressed to the attention of the Chief Executive Officer at the Company’s address set forth on the signature page hereto or at such other address or facsimile number as the Company shall have furnished to the Investors (or its transferee) upon not less than ten (10) days notice in writing. Any notice required by the provisions of this Section 6.6 shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.7 Severability

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefits or burdens of this Agreement to any party.

6.8 Counterparts

This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.9 Delays or Omissions

It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

6.10 Attorneys’ Fees

Subject to Section 3.7, in the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11 Specific Performance

Each Investor and the Company hereby declares that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agrees that the terms of this Agreement shall be specifically enforceable. If Investor or the Company, or his or its heirs, personal representatives or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

6.12 Further Instruments and Actions

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.13 Effect of Change in Company’s Capital Structure

Appropriate adjustments shall be made in the number and class of shares set forth herein in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

COMPANY

I.C. ISAACS & COMPANY, INC.
a Delaware corporation

By:	/s/ Robert S. Stec
Name: Robert S. Stec
Title: Chief Executive Officer

Address:

[Signature Page to Investor Rights Agreement]

INVESTORS

TEXTILE INVESTMENT INTERNATIONAL S.A.

By:	/s/ René Faltz /s/ Tom Felgen
Name: René Faltz & Tom Felgen
Title: Managing Directors

Facsimile No.:

WURZBURG HOLDING S.A.

By:	/s/ René Faltz /s/ Tom Felgen
Name: René Faltz & Tom Felgen
Title: Managing Directors

Facsimile No.:

/s/ Olivier Bachellerie
Olivier Bachellerie

Facsimile No.:

/s/ René Faltz
René Faltz

Facsimile No.:

[Signature Page to Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

Textile International Investment S.A.

Wurzburg Holding S.A.

Olivier Bachellerie

Rene Faltz